                                AMENDMENT NO. 6
                                      TO
           POOLING AND SERVICING AGREEMENT DATED AS OF JUNE 8, 1995,
              AMONG NAVISTAR FINANCIAL CORPORATION, AS SERVICER;
             NAVISTAR FINANCIAL SECURITIES CORPORATION, AS SELLER;
           CHEMICAL BANK, AS 1990 TRUST TRUSTEE; AND THE BANK OF NEW
                         YORK, AS MASTER TRUST TRUSTEE

This Amendment No. 6 ("Amendment") to the Pooling and Servicing Agreement
dated as of June 8, 1995, among Navistar Financial Corporation, as Servicer;
Navistar Financial Securities Corporation, as Seller Chemical Bank, as 1990
Trust Trustee; and The Bank of New York, as Master Trust Trustee (the
"Pooling and Servicing Agreement") is made and is effective as of the 31st day of October, 2003.  Capitalized terms used in this First Amendment and not otherwise defined in it shall have the meaning given to them in the Pooling and Servicing Agreement.

Section 10.02(a) of the Pooling and Servicing Agreement is hereby amended by adding after the phrase "having a net worth of not less than $100,000,000", the phrase ", or whose majority owner is either directly or indirectly, a
Person having a net worth on a consolidated basis of not less than
$100,000,000,".

IN WITNESS WHEROF, the parties hereto have caused this Amendment No. 6 to be duly executed by their respective officers duly authorized as of the day and year first above written.

                          NAVISTAR FINANCIAL CORPORATION
                          As Servicer

                          /s/ANDREW J. CEDEROTH
                             Andrew J. Cederoth
                             Vice President and Treasurer

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                          NAVISTAR FINANCIAL SECURITIES
                          CORPORATION,
                          As Seller

                          By:  __________________________________
                          Name:  ________________________________
                          Title:  _______________________________

                          THE BANK OF NEW YORK,
                          As Master Trust Trustee

                          By:  ___________________________________
                          Name:  _________________________________
                          Title:  ________________________________